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                                                                     EXHIBIT 4.3

                     FORM OF RIGHTS SUBSCRIPTION CERTIFICATE

Registered Owner:

Rights Certificate No.: _________                     Number of Rights: ________

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE BLUE RIDGE REAL ESTATE COMPANY AND BIG BOULDER CORPORATION PROSPECTUS DATED ______, 2005 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM HSBC BANK USA, NATIONAL ASSOCIATION, THE SUBSCRIPTION AGENT.

                         BLUE RIDGE REAL ESTATE COMPANY
                             BIG BOULDER CORPORATION
         INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA

                         RIGHTS SUBSCRIPTION CERTIFICATE
                   EVIDENCING SUBSCRIPTION RIGHTS TO PURCHASE
                     UP TO 407,894 SHARES OF COMMON STOCK OF
           BLUE RIDGE REAL ESTATE COMPANY AND BIG BOULDER CORPORATION
                      SUBSCRIPTION PRICE: $38.00 PER SHARE

  THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M.,
                       NEW YORK CITY TIME, ON MAY 9, 2005,
             UNLESS EXTENDED OR THE RIGHTS OFFERING IS TERMINATED BY
           BLUE RIDGE REAL ESTATE COMPANY AND BIG BOULDER CORPORATION

      THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of subscription rights ("Rights") set forth above. Each whole Right entitles the holder thereof, to subscribe for and purchase, at the subscription price per share of $38.00 (the "Subscription Price"), one share of our common stock, each representing one share of common stock, no par value, of Blue Ridge Real Estate Company, a Pennsylvania corporation ("Blue Ridge"), and one share of common stock, no par value of Big Boulder Corporation, a Pennsylvania corporation ("Big Boulder"), pursuant to a rights offering (the "Rights Offering"), on the terms and subject to the conditions set forth in the Prospectus and the "Instructions for Use of Blue Ridge and Big Boulder Rights Subscription Certificates" accompanying this Rights Subscription Certificate (the "Basic Subscription Privilege").

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      If any of the shares available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Privilege (the "Excess Shares"), any Rights holder that exercises its Basic Subscription Privilege in full may subscribe for a number of Excess Shares in an amount not to exceed the number of shares available for purchase by such shareholder under its Basic Subscription Privilege, pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the "Over-Subscription Privilege"). The Rights represented by this Rights Subscription Certificate may be exercised by completing Form-1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the Subscription Price for each Right subscribed for, in addition to the payment due for shares purchased through your Basic Subscription Privilege, in accordance with the "Instructions for Use of Blue Ridge and Big Boulder
Rights Subscription Certificates" that accompany this Rights Subscription Certificate. ONCE YOU HAVE EXERCISED OUR BASIC SUBSCRIPTION PRIVILEGE OR, IF ELIGIBLE, YOUR OVER-SUBSCRIPTION PRIVILEGE, YOU MAY NOT REVOKE THE EXERCISE.

      THE RIGHTS EVIDENCED BY THIS RIGHTS SUBSCRIPTION CERTIFICATE MAY NOT BE TRANSFERRED OR SOLD. The subscription rights will not be listed for trading on any stock exchange or on the OTC Bulletin Board.

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      IN WITNESS WHEREOF, Blue Ridge and Big Boulder have caused this Rights
Subscription Certificate to be duly executed under their corporate seals.

Dated: ___________, 2005

                                                BLUE RIDGE REAL ESTATE COMPANY

                                                By:_____________________________
                                                Name:
                                                Title:

                                                BIG BOULDER CORPORATION

                                                By:_____________________________
                                                Name:
                                                Title:

Countersigned and Registered:

HSBC BANK USA, NATIONAL ASSOCIATION,
SUBSCRIPTION AGENT (BROOKLYN, NEW YORK)

By: _______________________________
Name:
Title:

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              DELIVERY OPTIONS FOR RIGHTS SUBSCRIPTION CERTIFICATE

                              FOR DELIVERY BY MAIL:

                       HSBC Bank USA, National Association
                          One Hanson Place, Lower Level
                               Brooklyn, NY 11243

                     BY HAND DELIVERY OR OVERNIGHT COURIER:

                       HSBC Bank USA, National Association
                          One Hanson Place, Lower Level
                               Brooklyn, NY 11243

       DELIVERY OTHER THAN IN THE MANNER OR TO THE ADDRESSES LISTED ABOVE
                       WILL NOT CONSTITUTE VALID DELIVERY

                PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

                    FORM 1 - EXERCISE OF SUBSCRIPTION RIGHTS

      To subscribe for shares pursuant to your Basic Subscription Privilege, please complete lines (a) and (c) and sign under Form 3 below. To subscribe for shares pursuant to your Over-subscription Privilege, please also complete line
(b) and sign under Form 3 below.

(a) I apply for ______ Shares        x     $38.00           = $ ________
              (No. of new Shares)    (subscription price)     (Payment)

      If you have exercised your Basic Subscription Privilege in full and wish to subscribe for additional shares pursuant to your Over-Subscription Privilege:

(b) I apply for ______Shares        x    $38.00            = $ ________
           (No. of new Shares)      (subscription price)       (Payment)

(c) Total Amount of Payment Enclosed = $ __________

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METHOD OF PAYMENT (CHECK ONE):

[ ] Check or bank draft drawn on a U.S. bank, or postal, or express money order payable to "HSBC Bank USA, National Association, as Subscription Agent for Blue Ridge Real Estate Company and Big Boulder Corporation." Funds paid by an uncertified check may take at least five business days to clear.

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[ ]   Wire transfer of immediately available funds directly to the account maintained by HSBC Bank USA, National Association, as Subscription Agent for Blue Ridge Real Estate Company and Big Boulder Corporation., for purposes of accepting subscriptions in this Rights Offering, at HSBC Bank USA, National Association, ABA #021001088, Account No. 002-60006-4.

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FORM 2 - DELIVERY TO DIFFERENT ADDRESS

      If you wish for the shares of our common stock underlying your subscription rights to be delivered to an address different from that shown on the face of this Rights Subscription Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

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                               FORM 3 - SIGNATURE

      I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.

                                  Signature(s)

                                Telephone Number

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the face of this Rights Subscription Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

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                          FORM 4 - SIGNATURE GUARANTEE

      This form must be completed if you have completed Form 2.

Signature Guaranteed:

                             (Name of Bank or Firm)

By:

                             (Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.